 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2026, Ondas Networks Inc., a Texas corporation (“Networks”) and subsidiary of Ondas Inc. (the "Company"), entered into a Series B Preferred Stock Purchase Agreement (the “Networks Agreement”) for an investment of $8.4 million in Networks (the “Networks Offering”). The Networks Agreement was entered into with the purchasers named therein (the “Purchasers”) for the sale of shares of preferred stock for a purchase of $8.4 million. The Networks Offering was consummated on January 16, 2026.

As previously disclosed, (i) on July 8, 2024 and July 23, 2024, Charles & Potomac Capital, LLC (“C&P”) purchased convertible notes, as amended, from Networks in the aggregate original principal amount of $700,000 and $800,000, respectively (the “July 2024 Notes”), (ii) on November 13, 2024, Networks entered into that certain Securities Purchase Agreement (the “November 2024 SPA”), by and between Networks and a private investor group, including C&P, pursuant to which the private investor group purchased secured convertible promissory notes, as amended, from Networks in the aggregate amount of $2.07 million (the “November Notes”), and (iii) on January 15, 2025, Networks entered into that certain Securities Purchase Agreement (the “January 2025 SPA”), by and between Networks and a private investor group pursuant to which the private investor group purchased secured convertible promissory notes, as amended, from Networks in the aggregate amount of $2.93 million (the “January Notes,” together with the July 2024 Notes and the November Notes, the “Convertible Notes”). Additionally, the Company and Networks previously entered into those certain Secured Note Agreements (the "Ondas Agreements"), pursuant to which, the Company loaned Networks an aggregate of $10.0 million. Pursuant to the Ondas Agreements, C&P Agreement (as defined below), the November 2024 SPA and the January 2025 SPA, Networks issued the investor groups warrants to purchase 399,415 shares of preferred stock of Networks, $0.00001 par value per share (the “Preferred Stock”), at an exercise price of $20.65 per share and exercisable commencing on the date of issuance through the fifth anniversary of the date of issuance (the “Warrants”).

Pursuant to the Networks Agreement, the Purchasers would acquire the following in the Networks Offering for gross proceeds to Networks of $8.4 million, which included approximately $6.0 million from the Company and approximately $2.0 from C&P, as Purchasers: (i) 303,250 shares of Preferred Stock (the “Purchased Preferred Stock”), at a purchase price of $27.70 per share (the “Per Share Price”), convertible into shares of Common Stock, $0.00001 par value per share of Networks (the “Networks Common Stock”) and (ii) 667,551 shares of Preferred Stock (the “Converted Preferred Stock,” together with the Purchased Preferred Stock, the “Preferred Stock”), convertible into shares of the Networks Common Stock, upon the exercise of the Warrants and the conversion of the Convertible Notes.

The Preferred Stock accrues dividends at the rate per annum of eight percent (8%) of the original issue price, of $27.70 per share (the “Original Issue Price”). Dividends shall be payable only when, as, and if declared by the board of directors of Networks and Networks shall be under no obligation to pay such dividends. Such dividends are payable in cash or additional shares of Preferred Stock, with such valuation based on the Original Issue Price. Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Networks Common Stock as is determined by dividing the Original Issue Price by the conversion price in effect at the time of conversion, which initially is set at $27.70. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Networks Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

Pursuant to the Networks Agreement, the Purchasers became parties to those certain investors’ rights agreement, right of first refusal agreement, and voting agreement, dated January 16, 2026. Forms of each of these agreements are attached hereto as Exhibits 10.2, 10.3, and 10.4 and incorporated herein by reference.

The issuance of the Preferred Stock was exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Purchasers that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the Preferred Stock.

The foregoing is not intended to be a full and complete description of the Networks Offering. Terms of the Networks Offering are more fully described in the copies of the Networks Offering documents attached as exhibits to this Form 8-K and incorporated herein by reference.

Also on January 16, 2026, Networks entered into that certain Letter Agreement, by and among Networks and the signatories thereto, pursuant to which the maturity date of the Note (as defined below) was amended to December 31, 2027.

As previously disclosed, on September 3, 2024, C&P entered into that certain Secured Note Agreement (the “C&P Agreement”), as amended, by and among Networks, as borrower, and C&P, as lender, pursuant to which C&P loaned Networks $1.5 million (the “Note”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

 The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Series B Preferred Stock Purchase Agreement, dated January 16, 2026, between Ondas Networks Inc. and the Purchasers.
10.2	Form of Investors’ Rights Agreement, dated January 16, 2026, between Ondas Networks Inc. and the Purchasers.
10.3	Form of Right of First Refusal Agreement, dated January 16, 2026, between Ondas Networks Inc. and the Purchasers.
10.4	Form of Voting Agreement, dated January 16, 2026, between Ondas Networks Inc. and the Purchasers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	ONDAS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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